
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan
Stanley Dean Witter Spectrum Global Balanced L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                      52,301,335
<SECURITIES>                                         0
<RECEIVABLES>                                1,716,796<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              54,474,366<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                54,474,366<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,144,153<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,639,945
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                504,208
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            504,208
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   504,208
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $1,530,130 and interest receivable of $186,666.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $456,235.
<F3>Liabilities include redemptions payable of $252,057, accrued brokerage fees of $197,452, and accrued management fees of $53,656.
<F4>Total revenues include realized trading revenue of $2,609,767, net change in unrealized of $(1,510,952) and interest income of $1,045,338.

